MINERAL RIGHTS PARTNERSHIP AGREEMENT

Infinity Resources, Inc.
(formerly Bravo Resources, Inc.)
112 North Curry Street
Carson City, Nevada 89703

And

Surmi Company N.V.
Freonstatt 29, Paramaribo
Suriname S.A.

It is understood that on May 30, 2012 Infinity Resources, Inc. ("Infinity") entered in to a Mineral Rights Partnership Agreement with Surmi Company N.V. ("Surmi") to acquire the exclusive right and option to an undivided 100% of the right, title and interest in and the property located in the district of Sipaliwini, along the left bank of Marowijine River in the Brokopondo mining district of Suriname, South America.

It is further understood that Tap Resources, Inc.'s incurrence of $177,589 in operating costs comprised of Phase 1 exploration expense of $104,128, Phase 2 exploration expense of $41,136, and travel and administrative expenses of $32,325, satisfies Section 3.1 (a) and (b) of our Mineral Rights Partnership Agreement.

AGREED TO AND ACCEPTED THIS 1ST DAY OF MARCH, 2014

INFINITY RESOURCES, INC.

By: ______________________

SURMI COMPANY N.V.

By: ______________________